Exhibit 99.1

September 2, 2010

The Board of Directors
Exousia Advanced Materials, Inc.
350 Fifth Avenue, Suite 5720
New York, New York 10118-5720

Gentlemen,

Effective as of 1:00 p.m. on September 2, 2010, I hereby resign my position as a member of the Board of Directors of Exousia Advanced Materials, Inc., a Texas corporation (the"Company"), as well as any and all other positions I have with the Company and/or any subsidiary of the Company (either as an officer, employee, director or otherwise).

I confirm that my resignation from the Company's Board of Directors is not predicated on any disagreements or objections as to any matter relating to the Company's operations, policies or practices.

Sincerely,

/s/ Robert Lane Brindley
Robert Lane Brindley